Exhibit 8.1 Subsidiaries of Amer Sports, Inc. Name of Subsidiary Jurisdiction of Incorporation Amer Industries EEU S.R.L. Romania Amer Sports (China) Co., Ltd China Amer Sports (Shanghai) Trading Ltd. China Amer Sports Asia Services Limited Hong Kong SAR, China Amer Sports Australia Pty. Ltd. Australia Amer Sports Austria GmbH Austria Amer Sports Austria GmbH Magyarországi Fióktelepe Hungary Amer Sports Austria GmbH, Branch office in Trzin Slovenia Amer Sports B.V. Netherlands Amer Sports Belgium Belgium Amer Sports Brasil Ltda Brazil Amer Sports Bulgaria EOOD Bulgaria Amer Sports Canada Inc. Canada Amer Sports Company United States Amer Sports Czech Republic s.r.o Czechia Amer Sports Czech Republic s.r.o in Slovakia Slovakia Amer Sports Danmark ApS Denmark Amer Sports Deutschland GmbH Germany Amer Sports Digital Services Oy Finland Amer Sports Europe GmbH Germany Amer Sports Europe Services GmbH Germany Amer Sports European Center AG Switzerland Amer Sports Export GmbH Germany Amer Sports France S.A.S. France Amer Sports Global Business Services sp. z o.o. Poland Amer Sports HK Limited Hong Kong SAR, China Amer Sports Holding (HK) Limited Hong Kong SAR, China Amer Sports Holding 3 Oy Finland Amer Sports Holding GmbH Austria Amer Sports Holding Oy Finland Amer Sports Holding S.A.S. France Amer Sports International Oy Finland Amer Sports Italia S.p.A. Italy Amer Sports Japan, Inc. Japan

2 Name of Subsidiary Jurisdiction of Incorporation Amer Sports Korea Ltd. 1 South Korea Amer Sports Luxembourg S.à.r.l Luxembourg Amer Sports Macau Limited Macao SAR, China Amer Sports Malaysia Sdn Bhd Malaysia Amer Sports Netherlands B.V. Netherlands Amer Sports New Zealand Limited New Zealand Amer Sports Norge AS Norway Amer Sports Oy Finland Amer Sports Poland sp. z.o.o Poland Amer Sports Portland Design Center, Inc. United States AMER SPORTS PORTUGAL, UNIPESSOAL LDA Portugal Amer Sports RO S.R.L. Romania Amer Sports SA Switzerland Amer Sports Shanghai Commercial Limited China Amer Sports Sourcing (Shenzhen) Limited China Amer Sports Sourcing Limited Hong Kong SAR, China Amer Sports Sourcing Limited Rep office in Thailand Thailand Amer Sports Spain, S.A. Spain Amer Sports Suomi Oy Finland Amer Sports Suomi Oy Eesti filiaal Estonia Amer Sports Sverige AB Sweden Amer Sports UK Limited United Kingdom Amer Sports UK Services Limited United Kingdom Amer Sports US Financing LLC United States Amer Sports Vietnam Limited Vietnam Amer Sports Winter & Outdoor Company United States Amer Sports, Inc. Cayman Islands Amerintie 1 Oy Finland Amernet Holding B.V. Netherlands Amernet Holding Sverige AB Sweden AO Amer Sports Russia Arc'teryx Korea Inc. South Korea Atomic Austria GmbH Austria Mascot Bidco Canada Inc. Canada Nicaragua Apparel I Co United States Nicaragua Apparel II Co. United States Nicaragua Apparel III Co. United States Peak Performance Canada Inc. Canada 1 Joint venture which is 51% owned by Amer Sports

3 Name of Subsidiary Jurisdiction of Incorporation Peak Performance Production AB Sweden Salomon S.A.S France Shanghai Amer Sports Operating LTD. China Shanghai JingAn Amer Sports Goods Co., Ltd. China Shanghai Xuhui Amer Sports Operation Co., Ltd. China Wells Apparel Nicaragua, Sociedad Anonima Nicaragua Wilmex Holding Company United States Wilson Sporting Goods Co. United States Wilson Sporting Goods Co. de Mexico S.A. de C.V Mexico Wilson Sporting Goods Co. Limited United Kingdom Wilson Sporting Goods Co. Taichung Branch Taiwan